UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2009

Red Trail Energy, LLC
(Exact Name of Registrant as Specified in Its Charter)

North Dakota	000-52033	76-0742311
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 11, 3682 Highway 8 South
Richardton, North Dakota 58652
(Address of Principal Executive Offices)(Zip Code)

701-974-3308
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURES

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 11, 2009, Gerald Bachmeier, interim Chief Executive Officer of Red Trail Energy, LLC (the “Company”) gave notice that he is resigning his position with the Company effective December 31, 2009 to pursue other ventures.

On December 11, 2009, the Company appointed Calvin Diehl, age 49, to the position of Chief Executive Officer, effective January 1, 2010.  Since January 1, 2009, Mr. Diehl has served as the Company’s grain merchandiser.  Mr. Diehl has over 25 years experience in the grain industry.  From June 2005 to January 1, 2009, Mr. Diehl was the general manager of James Valley Grain, LLC in Oakes, North Dakota.  Prior to this position, Mr. Diehl held a variety of positions with CHS Inc.  The terms of Mr. Diehl’s employment agreement as Chief Executive Officer have yet to be finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Trail Energy, LLC

Date: December 17, 2009	By	/s/ Mark E. Klimpel
	Name:	Mark E. Klimpel
	Title:	Chief Financial Officer